EXHIBIT 10.2
Exhibit 3.4
U.S. Transition Services
June 2, 2008
Version 1.9

Requirements
1.0 Inventory Purchase Transition
1.1 Order Communication
Requirements
➢	Effective June 2, 2008, (“Closing”), Anderson will begin to sell music to the Wal~Mart stores in the United States (WMS) currently serviced by HDL. At Closing, Anderson will become the vendor of record for each WMS.

➢	Exhibit 1.1.1 of the Purchase Agreement is a listing by SKU (with the cost per unit of each SKU) of HDL’s inventory to be bought by Anderson at the Closing (which Anderson and HDL have identified as buckets 1-3 and 11-13 of 13 buckets of HDL’s inventory), the intention being that HDL will not sell to Anderson at the Closing what HDL believes will be a 30-day supply of inventory with which HDL will service its customers other than WMS. Exhibit 1.1.1 is a preliminary listing based on HDL’s perpetual inventory system. The actual listing of inventory bought by Anderson will be finalized and documented in the verified truck manifests (see Section 1.3 procedures below).

➢	Handleman will provide Anderson with a list of all SKU’s with quantity on hand and current average cost by end of day May 31, 2008.

➢	On the morning of June 2, 2008, Anderson will provide an electronic file to Handleman of orders by Ship To location for the June 10, 2008 new releases. The new release orders provided to Handleman will be the first priority to pick, pack, and load on a trailer on June 2, 2008.

➢	On June 2, 2008, Anderson will provide an electronic order file to Handleman by Ship To location for the remaining SKU’s not included as part of the new release orders above. The orders will be picked, packed, and loaded on trailers over the next seven business days.

➢	Handleman will contact the vendors on June 2, 2008 to change the PO quantities for the June 17, 2008 and June 24, 2008 new release PO’s to what Handleman requires for non-Wal-Mart customers.

➢	Anderson will contact vendors on June 2, 2008 and issue new PO’s for what they require for the June 17, 2008 and June 24, 2008 new release PO’s. Anderson will be responsible for vendor payment. Handleman will provide Kris Cartrite the PO data ahead of time so that Anderson can create the PO’s in advance. Dave Jones and Kris Cartrite will develop a plan to communicate to vendors.

➢	Anderson requested and received a list of titles related to Hawaii, as well as Wal-Mart exclusives and new release titles identified subsequent to the initial category 1-3 SKU identification. Parties will meet and agree on additional titles for the June 2, 2008 purchase.

➢	Handleman will provide Anderson with a status of current in store promotions/events, as well as store backorder information.

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Requirements
1.2 Pick, Pack, Load
Requirements
➢	Beginning the morning of June 2, 2008, Anderson will provide trailers to the Handleman Indianapolis Distribution Center to accommodate the SKU’s purchased from Handleman to be shipped via an Anderson carrier (FOB shipping). Anderson and Handleman will jointly determine how many trucks are required. The initial estimate is 2-5 per day.

➢	Anderson will arrange for an LTL carrier for the new release shipments on June 2, 2008.

➢	On June 2, 2008, Handleman will pick, pack and load the ordered product onto pallets, starting with new releases, box lot quantities only, no loose pick boxes. A separate manifest containing UPC, title, artist, and quantity for each SKU will be generated for each pallet, which will be tied to a truck (i.e. Truck 1, Pallet 1). Each pallet will be labeled with a copy of the pallet manifest signed off on by Anderson and Handleman representatives (see Shipment Audit below). The shipping manifest for the truck will consist of a summary of the pallet manifests. The truck shipping manifest and individual pallet manifests will be electronically transmitted to Anderson at the time the truck leaves the Indianapolis warehouse.

➢	Anderson will be responsible for scheduling the departure of loaded and jointly approved trucks from the Indianapolis warehouse.
1.3 Shipment Audit and Management
Requirements
➢	Anderson and Handleman will each assign a team of five on-site representatives, comprised of a manager and four shipment auditors. The managers from each company will work together to provide oversight to the entire process and resolve issues. Shipment auditors from each company will pair up and conduct the auditing of pallet manifests and truck shipping manifests.

➢	Anderson and Handleman will validate pallet manifests and at least one box of product per pallet will be opened and title verified. Handleman and Anderson will provide a joint approval by way of signature on the pallet manifests prior to the pallets being loaded onto the trailer. In addition, the audit representatives will also verify the accuracy of the truck shipping manifest which consists of a summary of the pallets loaded on the trailer. Immediately after verifying the truck shipping manifest, the trailer will be sealed.

➢	After a trailer is sealed, Anderson will coordinate the departure of the truck.

➢	The truck manifest and individual pallet manifests will be sent electronically in an Excel spreadsheet for Anderson to receive against.

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Requirements
1.4 Handleman to Anderson Invoice for Inventory Purchased
Requirements
➢	Handleman will invoice Anderson based on the mutually approved truck/pallet shipping manifests generated at the time of shipping. Handleman will invoice Anderson based on the Handleman average cost of each individual SKU shipped. Handleman will provide the average cost by SKU to Anderson with the SKU file on May 31, 2008.

➢	Anderson will remit payment to Handleman within three days of product shipment.
1.5 Handleman Receiving
➢	Vendor shipments received in the Indianapolis Distribution Center post May 31, 2008 will be received into Handleman inventory. Depending on the timing of the receipt, Anderson will either purchase the product as part of the initial transition or as part of the end of transition purchase.
1.6 Anderson Receiving
➢	Given there will be a joint audit and approval at the time the trailers are loaded and sealed, there will be no audit and reconciliation required at the point of receiving at the Anderson locations.
1.7 Other
➢	Anderson will pay Handleman $175,000 for transitional services.

➢	Anderson will pay Handleman $5 million for pick, pack and ship costs and warehousing, billing and management costs incurred by Handleman at the closing.
2.0 Product Purchasing
Requirements
➢	Handleman will provide Anderson with product requirements and Anderson will reasonably accommodate HDL product requests.

➢	Handleman will provide Anderson with requirements in advance for product that is required to be ordered for non-Wal-Mart accounts beginning June 2, 2008.

➢	Handleman will provide Anderson with a SAN # for the vendor ASN.

➢	Anderson will create a separate PO for orders going to the Indianapolis Distribution Center. Anderson will provide Handleman with an electronic or hard copy of the PO’s generated.

➢	Anderson will request vendors drop ship product directly to the Handleman Indianapolis Distribution Center.

➢	The selling price of product is equal to Anderson cost (in the case of on-hand inventory) plus .31 per unit (pick pack and ship) or vendor invoice.

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Requirements
➢	Handleman will manually check the product in and confirm the quantities received to Anderson. Handleman will remit payment to Anderson based on quantities received thirty days after product receipt.

➢	HDL agrees to provide Anderson an unconditional $3 million letter of credit as collateral for any amounts due Anderson, and Anderson is under no obligation to ship product to HDL that might exceed the letter of credit.
3.0 Wal-Mart Store Returns
Requirements
➢	Anderson will be the vendor of record for all Wal-Mart stores beginning June 2, 2008.

➢	Handleman REPS personnel will stop processing all Wal-Mart store returns by May 30, 2008. REPS personnel will follow up with Wal-Mart stores the week of June 2, 2008 to ensure the returns processed by reps in the weeks prior to June 2, 2008 are closed out and shipped to the Handleman Indianapolis Distribution Center.

➢	Handleman will provide Anderson with the price file maintenance file related to the June 2, 2008 Wal-Mart download on May 30, 2008.

➢	Returns in-transit to Handleman as of June 2, 2008 will be processed by Handleman and Handleman will own the related returned product. Anderson agrees to purchase from Handleman clean, salable return product of a SKU included in the initial inventory purchase. In addition, Handleman will generate a process for the collection of pick up memos.

➢	Handleman will provide Anderson with a file of store specific inventory including the vendor cross-reference and Wal-Mart cost. An initial file will be provided on May 23, 2008, a second file will be provided on May 31, 2008.

➢	Beginning June 2, 2008, Handleman and Anderson will instruct Wal-Mart to process product returns to Anderson and Anderson will process its own return credit to Wal-Mart.

➢	Anderson will refund to Handleman any deductions taken by Wal-Mart resulting from any activity (such as returns) after June 2, 2008.

➢	In the event there is a return exception related to a store return processing error, Handleman and Anderson will jointly agree on an option for handling the exception as defined in the table below.

➢	Return exception scenarios are defined as follows:
Return Exceptions — Returns Processed by Handleman before Close but Processed by Wal-Mart after June 1st

SCENARIO	Resolution
Scenario 1
Wal-Mart Deducts Return from HDL	• AMD Ships Product to HDL
Wal-Mart Ships Product to Anderson	• HDL pays shipping cost

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Scenario 2
Wal-Mart Deducts Return from AMD	• AMD reverses WMT deduction and ships product to HDL
Wal-Mart Ships Return to AMD	• HDL pays shipping cost
• HDL issues WMT credit for return

Scenario 3
Wal-Mart Deducts Return from AMD	• AMD reverses WMT deduction
Wal-Mart Ships Product to Handleman	• HDL Keeps Product
• HDL issues WMT credit for return
Return Exceptions — Anderson Returns Processed Beginning by Wal-Mart after June 1st

SCENARIO	Resolution
Scenario 4
Wal-Mart Deducts Return from AMD	• Handleman Ships Product to Anderson
Wal-Mart Ships Product to HDL	• Anderson pays shipping cost

Scenario 5
Wal-Mart Deducts Return from HDL	• AMD Keeps Product
Wal-Mart Ships Return to AMD	• AMD Pays HDL for Product

Scenario 6
Wal-Mart Deducts Return from HDL	• HDL ships product to AMD
Wal-Mart Ships Product to HDL	• AMD pays shipping cost
• AMD pays HDL for product
4.0 Wal-Mart Store Receiving
Requirements
➢	Anderson will become the vendor of record on June 2, 2008.

➢	Handleman will instruct Wal-Mart to manually receive any shipments from Handleman that are received and/or processed after May 31, 2008.
5.0 Post Transition Inventory Purchases
Requirements
➢	Anderson will buy the following at the close of business on August 28, 2008, FOB Anderson’s warehouses: (i) at supplier invoice cost, whatever inventory then exists in buckets 1-3 and 11-13; and (ii) at supplier invoice cost whatever existing inventory mutually agreed to and authorized as returnable by music suppliers in buckets 4-10 and can be returned, less

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Requirements
$0.31/unit for each unit and less any handling fees charged by the suppliers. Reference is made to the Asset Purchase Agreement section 1.3.2

➢	Handleman will provide Anderson with weekly updates regarding the quantity of return product of a SKU included in the initial inventory purchase, as well as any other salable new release SKU’s agreed to by both parties not included on the initial inventory list.

➢	Handleman will provide Anderson with a final inventory file the morning of August 29, 2008. Anderson will communicate final orders to Handleman the morning of September 2, 2008.

➢	Beginning the morning of September 3, 2008, Anderson will provide trailers to the Handleman Indianapolis Distribution Center to accommodate the SKU’s purchased from Handleman to be shipped via an Anderson carrier (FOB destination). Anderson and Handleman will jointly determine how many trucks are required.

➢	Starting September 3, 2008, Handleman will pick, pack and load the ordered product onto pallets. A separate manifest containing UPC, title, artist, and quantity for each SKU will be generated for each pallet, which will be tied to a truck (i.e. Truck 1, Pallet 1). Each pallet will be labeled with a copy of the pallet manifest signed off on by Anderson and Handleman representatives (see Shipment Audit below). The shipping manifest for the truck will consist of a summary of the pallet manifests. The truck shipping manifest and individual pallet manifests will be electronically transmitted to Anderson at the time the truck leaves the Indianapolis warehouse.

➢	Anderson will be responsible for scheduling the departure of loaded and jointly approved trucks from the Indianapolis warehouse.
6.0 Wal-Mart Field Service
REPS Servicing of Wal-Mart Stores
Requirements
➢	REPS will service Wal-Mart stores on behalf of Anderson beginning the week of June 2, 2008 until Anderson no longer requires REPS to perform the service.

➢	Handleman REPS field services employees will stop processing returns at all Wal-Mart stores on May 23, 2008.

➢	Handleman will bill Anderson for REPS associate labor for the hours serviced in Wal-Mart stores (until the associate is hired or Anderson assigns an associate) at HDL direct labor cost, plus fringe and taxes. Invoice detail will support the hours worked per store (see Attachment II). Invoicing will occur weekly based on calendar weeks. For example, the first invoice will be for the period of June 1, 2008 through June 7, 2008. Invoicing will occur four days after the last day of the period. Invoice terms are Net 3.

➢	Prior to Closing, Handleman working with Anderson will identify up to 200 Field full-time employees and 40 Field part-time employees. Anderson may offer employment to these Handleman employees that pass Anderson pre-employment tests and interviews. Anderson

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Requirements
will assume the leases for the automobiles for the employees that accept Anderson’s offer of employment.
o	Handleman agrees to offer to sell to Anderson equipment owned by Handleman and presently used by its field employees at a mutually agreed value and with all software and confidential Handleman information deleted.

o	Until the earlier of (1) June 30, 2008, or (2) the date Anderson gives Handleman the list of Handleman’s employees Anderson wishes to hire, Handleman (i) will not terminate the employment of the employees (except for cause), and (ii) will bill Anderson for reimbursement of Handleman’s direct payroll (i.e. salary, fringes and employment taxes) for such employees with respect to WMS. In addition, HDL will continue the medical coverage of such employees, at its cost, for the month of June 2008.

o	Handleman agrees to make any corporate employees available for interviews post closing.
➢	The hiring process and timeline are outlined below:
Field Hiring Process

o	No contact with employees until the agreement is signed

o	Interviews (in person, in market with Regional Management & HR) (15-20 min)

o	Taleo testing (at time of interview) (15-20 min)

o	Hire decisions by Friday June, 6th

o	Offers contingent on background check, MVR, drug testing

Timeline

6/2	Announcement

6/3-6/4	REPS management interviews (all DMs and RDs)

6/4-6/6	REPS FT/PT interviews (based on geography needs)

6/5-6/6	REPS FT/PT hiring decisions made

6/6	Hiring decisions made for Field Management and Bentonville Office

6/9	Start date: training, transition

6/13	Hiring decisions made for Corporate Management
The interview schedule is defined as follows:

Area	# EE’s	Interview Dates	Location	AM Interviewer(s)
Field — Regional Directors	2	Friday - May 30th	Amarillo, TX	Girard

Field District Managers	7	Tuesday - June 3rd	Chicago, IL	Crunk, VanderDoes, Tobiason

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Requirements

Area	# EE’s	Interview Dates	Location	AM Interviewer(s)
Hawaii	1	Wednesday – June 4th	Phone Interview	Ed Hardy

Field FT Reps	103	Wednesday - Friday - June 4th - 6th	Local to Rep	Regional/DSM for area

Field PT Reps	40	Wednesday - Friday - June 4th - 6th	Local to Rep	Regional/DSM for area

Corporate — Troy Office	11	Wednesday - June 4th	Troy, MI	Lardie, Johnson & Shufeldt

Wal-Mart Customer Team — Bentonville	13	Monday/Tuesday - June 2nd & 3rd	Bentonville, AR	McClanahan

		TBD - Tuesday/Wednesday - June 3rd
Indy ADC	6	& 4th	Indianapolis, IN	Coile

Totals:	183
7.0 Hawaii
Requirements
➢	The process for transition will be determined between Handleman, Anderson and Pacific Hawaiian on June 2, 2008.
8.0 Credit Terms — Throughout this document transactions are contemplated which may result in Handleman owing Anderson balances created from the transactions. Any such balances are included under the coverage of the $3 million letter of credit referenced in 2.0 above.

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